P R E S S R E L E A S E


                    RCM TECHNOLOGIES, INC. ANNOUNCES RESULTS
                   FOR THE THIRTEEN WEEKS ENDED MARCH 31, 2007

Pennsauken, NJ - May 9, 2007 -- RCM Technologies, Inc. (NASD: RCMT) today announced financial results for the thirteen weeks ended March 31, 2007.

The Company announced revenues of $54.5 million for thethirteen weeks ended March 31, 2007, up from $47.1 million for the thirteen weeks ended April 1, 2006 (comparable prior year period). Net income for the thirteen weeks ended March 31, 2007 was $1.6 million, or $.13 per diluted share, as compared to net income of $811,000, or $.07 per diluted share, for the comparable prior year period.

Net income for the 2007 period includes income of $480,000, ($800,000, net of income taxes of $320,000), or $.04 per diluted share, from a legal settlement.

Net income before equity-based compensation (1) for the thirteen weeks ended March 31, 2007 was $1.8 million, or $.14 per diluted share, and excludes net equity-based compensation expense of $186,000. Net income before equity-based compensation (1) for the thirteen weeks ended April 1, 2006 was $1.1 million, or $.09 per diluted share, and excludes net equity-based compensation expense of $305,000.

For the thirteen weeks ended March 31, 2007, earnings before interest, income taxes, depreciation and amortization, or EBITDA, was $3.1 million, or $.25 per diluted share, as compared to $1.9 million, or $.16 per diluted share, for the comparable prior year period. EBITDA for the 2007 period includes income of $800,000 from a legal settlement.

Leon Kopyt, Chairman and CEO of RCM, commented: "We are pleased to report revenue and net income increases, including the effect of a partial legal settlement, of 15.8% and 93.7%, respectively, in the first quarter of 2007 over the comparable period in 2006. Despite seasonal fluctuations, revenues have increased on a sequential basis for six consecutive quarters as market activity continues to trend modestly higher in certain business segments. We believe that if the current strength in our sector and in the overall economy persists, we should continue to experience moderate growth."

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 35 years. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.


(1) On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), "Share-Based Payment," on a modified prospective basis, which required the Company to record equity-based compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards outstanding as of the date of adoption.

For the purposes of performing the calculation of net income before equity-based compensation expense, all equity-based compensation expense, net of income tax, is added back to net income as calculated in accordance with accounting principles generally accepted in the United States (US GAAP). Net income before equity-based compensation expense is not a measurement calculated in accordance with US GAAP, and is not intended to be a replacement for, or to be considered to be more important than, net income calculated in accordance with US GAAP. As the calculation of net income before equity-based compensation expense is not performed in accordance with US GAAP, the Company believes that the utility of the calculation is significantly limited, and that the measure should only be used to compare to net income year-over-year on a consistent basis. To mitigate this limitation, the Company has provided a reconciliation of net income before equity-based compensation expense to net income calculated in accordance with US GAAP, which should be the primary measurement utilized to analyze the Company's financial results. The Company does not utilize net income before equity-based compensation expense for any other purpose.

                                Tables to Follow

                             RCM Technologies, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)

                                                                                              Thirteen Weeks Ended
                                                                             -------------------------------------------------------
                                                                                   March 31, 2007                April 1, 2006
                                                                             ---------------------------     -----------------------
Revenues                                                                                        $54,493                     $47,054
Gross profit (1)                                                                                 12,376                      12,031
Selling, general and administrative (2)                                                          10,094                      10,086
Depreciation and amortization                                                                       354                         353
Interest expense, net                                                                                 7                          65
Loss on foreign currency transactions                                                                 2                          13
Income from legal settlement                                                                       (800)
Income before income taxes                                                                        2,719                       1,514
Income taxes                                                                                      1,148                         703
Net income                                                                                        1,571                        $811

Earnings per share (diluted)
  Net income                                                                                       $.13                        $.07



                             RCM Technologies, Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (In Thousands)

                                                                                March 31,                 December 30,
                                                                                   2007                       2006
                                                                          -----------------------     ---------------------
Cash and equivalents                                                                      $2,913                    $2,449
Accounts receivable                                                                       49,216                    48,141
Working capital                                                                           41,092                    38,844
Goodwill and intangible assets                                                            39,918                    39,998
Total assets                                                                             100,918                   100,040
Senior debt                                                                         -                          -
Total liabilities                                                                         15,404                    16,647
Stockholders' equity                                                                     $85,514                   $83,393

(1) Reflects stock based compensation expense of $13,000 and $12,000 included in cost of services for the thirteen weeks ended March 31 2007 and April 1, 2006, respectively.
(2) Includes stock based compensation expense of $173,000 and $293,000 for the thirteen weeks ended March 31, 2007 and April 1, 2006, respectively.

                             RCM Technologies, Inc.
                     Reconciliation of EBITDA to Net Income
                                   (Unaudited)

As used in this report, EBITDA means earnings before interest income, interest expense, income taxes, depreciation and amortization. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts  frequently  use  EBITDA  in the  evaluation  of  companies,  it is not necessarily comparable to EBITDA of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow provided by operating activities.

                                                                                                Thirteen Weeks Ended
                                                                              ----------------------------------------------------
                                                                                    March 31, 2007                 April 1, 2006
                                                                              ----------------------     -------------------------
                                                                                                   (In Thousands)
                                                                              ----------------------------------------------------
EBITDA (1)(2)                                                                                 $3,080                        $1,932
Depreciation and amortization                                                                    354                           353
Interest expense, net of interest income                                                           7                            65
Income taxes                                                                                   1,148                           703
                                                                              ----------------------     -------------------------
Net income                                                                                    $1,571                          $811
                                                                              ======================     =========================

Earnings per share (diluted)
    EBITDA                                                                                      $.25                          $.16
                                                                              ======================     =========================
    Net income                                                                                  $.13                          $.07
                                                                              ======================     =========================

    Weighted average shares outstanding                                                       12,352                        12,007
                                                                              ======================     =========================


 (1) Includes stock based compensation expense of $186,000 and $305,000 for the thirteen weeks ended March 31, 2007 and April 1, 2006, respectively.
 (2) Includes $800,000 from a legal settlement for the thirteen weeks ended March 31, 2007.



                             RCM Technologies, Inc.
       Calculation of Net Income and Net Earnings per Diluted Share before
                      Equity-Based Compensation Expense (1)
                                   (Unaudited)

                                                                                                Thirteen Weeks Ended
                                                                              ----------------------------------------------------
                                                                                    March 31, 2007                  April 1, 2006
                                                                              ---------------------     --------------------------
                                                                                                   (In Thousands)
                                                                              ----------------------------------------------------

Net income                                                                                   $1,571                           $811
Equity-based compensation, net of income tax                                                    186                            305
Net income before equity-based
  compensation expense                                                                       $1,757                         $1,116
Net earnings per diluted share before
  equity-based compensation expense                                                            $.14                           $.09

(1) See footnote 1 on page 2

                             RCM Technologies, Inc.
                 Reconciliation of Net Income and Cash Provided
                             by Operating Activities
                                   (Unaudited)

                                                                                                Thirteen Weeks Ended
                                                                              ----------------------------------------------------
                                                                                    March 31, 2007                  April 1, 2006
                                                                              ---------------------           --------------------
                                                                                                   (In Thousands)
                                                                              ----------------------------------------------------
Net income                                                                                   $1,571                           $811
Adjustments to reconcile net income to cash
  provided by (used in) operating activities:
     Depreciation and amortization                                                              354                            353
     Provision for allowance on accounts receivable                                              13                             (6)
     Stock based compensation expense                                                           186                            305
     Deferred tax assets                                                                        835
Changes in operating assets and liabilities
     Accounts receivable                                                                     (1,117)                        (4,342)
     Restricted cash                                                                                                           (86)
     Prepaid expenses and other current assets                                                 (303)                           613
     Accounts payable and accrued expenses                                                      332                          2,125
     Accrued compensation                                                                    (1,886)                          (467)
     Payroll and withheld taxes                                                                 146                             27
     Income taxes payable                                                                       120                         (1,142)
                                                                              ---------------------     --------------------------

Cash provided by (used in) operating activities                                                $251                        ($1,809)
                                                                              =====================     ==========================



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